                                                                   EXHIBIT 23.6



                         CONSENT OF JAMES K. B. NELSON


         The undersigned hereby consents to the references in this registration statement to the undersigned as becoming a director of the registrant upon closing of the Merger to which this registration statement relates, and to all other references to the undersigned included in or made a part of this registration statement.




                                       /s/ JAMES K. B. NELSON


                                       JAMES K. B. NELSON

Houston, Texas

May 21, 1997